Exhibit 99.1

December 15, 2011

Safe Harbor Statement Certain oral and written statements in this presentation and in response to questions are forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including statements in connection with or related to any discussion of or reference to our future operations, opportunities or financial performance. Management cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of the Company that could cause actual results and events to differ materially from the statements made herein. Such risks and uncertainties include, but are not limited to, the following: actual performance of the parties under the new distribution agreements; potential disruptions arising out of the transition of certain territories to new distributors; changes in sales levels by existing distributors; unanticipated costs incurred in connection with the termination of existing distribution agreements or the transition to new distributors; changes in consumer preferences; changes in demand due to economic conditions; activities and strategies of competitors; including the introduction of new products and competitive pricing and/or marketing of similar products; changes in the price and/or availability of raw materials; other supply issues, including the availability of products and/or suitable production facilities; product distribution and placement decisions by retailers; political, legislative or other government actions or events in one or more regions in which we operate. For a more detailed discussion of these and other risks please see the Company’s reports filed with the Securities and Exchange Commission including our annual report on Form 10K filed on March 1, 2011 and our most recent Quarterly Reports on Form 10-Q, including the sections contained therein titled “Risk Factors” and “Forward Looking Statements,” for discussion on specific risks and uncertainties that may affect our performance. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Solid Financial Results 19 consecutive years of increased sales since acquisition of the Hansen beverage business in 1992. Achieved $1.5 billion in gross sales in 2010. Net sales for the third quarter of 2011 increased to $474.7 million, up 24.4% from the same time period last year. Net income for the third quarter of 2011 increased to $82.4 million, up 23.9% from the same quarter last year.

Energy Category Dynamics Energy Drinks are the soft drinks of many generations ago. At that time, soft drinks were innovative, they were cutting edge, they were cool, they were premium that’s all of what energy drinks are today.

Historical (1)

Historical (2)

Historical (3)

Any powerful drug, such as caffeine is acknowledged to be, should not be offered indiscriminately to the public in other than its natural condition, and certainly not without the knowledge of the consumer In this 1912 Good Housekeeping cartoon, Harvey Wiley warns a gullible public against the gremlins of indigestion, nervousness, and addiction lurking in Coca-Cola. Historical (4)

 Vol Share% Share +/- $ Share% $Share +/- CSDs 53.6 -3.2 40.9 -2.3 Water 15.0 +0.7 11.4 -0.2 Sports drinks 9.2 +0.5 8.8 +0.2 Energy 7.9 +0.5 23.2 +1.8 Juices/juice drinks 7.6 +0.2 8.9 +0.1 RTD tea 5.9 +1.1 4.9 +0.4 RTD Coffee 0.5 flat 1.7 flat Dairy single-serve 0.2 flat 0.3 flat TOTAL 100% n/a 100% n/a (Beverage-Digest March 18, 2011) The Convenience Store Beverage Category 2010 2010

Sources: 1 AC Nielsen Total US AOC (Conv, Food, Drug, Mass – excl WalMart) – 13 weeks ending 11/19/11 2 AC Nielsen Total US Convenience – 13 weeks ending 11/19/11 3 Mintel Energy Drink & Energy Shot report- US August 2011 Strong Energy Category Growth Continues: - All outlets combined excluding Walmart: Value change 14.9%; unit change: 16.0%1 - Convenience and gas channel: Value change 15.4%; unit change: 15.8%2 The energy drink category is still in its infancy, with only 16% of adults 18+ claiming to be energy drink consumers.3 - Young adults are most open to trying energy drinks with 41% of males and 35% of females claiming to be energy drink consumers.3 - As these young adults age, their energy drink consumption habits are likely to remain, while new users come of age and expand the category. Energy drink consumers are also continuing to embrace innovation and flavor alternatives. Premium priced brands continue to dominate the category. Monster Energy and Red Bull together have 58.3% unit share of the energy drink category in the convenience and gas channel.2 Low price alternatives have not affected price integrity in the category. Energy Drink Market

Energy Drink Category in Value $ Vol $ Vol Year Ago $ % vs Year Ago $ vs Year Ago $ Share $ Share vs Year Ago TNA TOTAL NON-ALCOHOL ENERGY 1,771,812,300 1,541,881,095 14.9% 229,931,205 100.0% 0.0 1 TOTAL RED BULL 579,877,685 501,711,648 15.6% 78,166,037 32.7% 0.2 2 TOTAL MONSTER 511,243,556 418,583,980 22.1% 92,659,576 28.9% 1.7 3 TOTAL 5-HOUR ENERGY 193,732,236 164,860,247 17.5% 28,871,989 10.9% 0.2 4 TOTAL ROCKSTAR 177,107,574 150,517,048 17.7% 26,590,526 10.0% 0.2 5 TOTAL AMP 80,927,548 85,751,295 -5.6% (4,823,747) 4.6% (1.0) 6 TOTAL NOS 57,843,182 54,327,456 6.5% 3,515,726 3.3% (0.3) 7 TOTAL STARBUCKS COFFEE 50,611,648 43,384,266 16.7% 7,227,382 2.9% 0.0 8 TOTAL FULL THROTTLE 31,855,877 34,671,847 -8.1% (2,815,970) 1.8% (0.5) 9 TOTAL VENOM 10,143,938 12,500,721 -18.9% (2,356,783) 0.6% (0.2) 10 TOTAL XYIENCE XENERGY 8,107,002 6,677,678 21.4% 1,429,324 0.5% 0.0 All Other 70,362,054 68,894,909 2.1% 1,467,145 4.0% (0.5) Source: AC Nielsen 13 Weeks Ending 11/19/11 - All Outlets Combined [Convenience, Grocery, Drug and Mass (excluding Wal Mart)] All Outlets Combined Snapshot Total US AOC Conv Food Drug Mass excl WM

2011 Key Accomplishments- Value Sources: 1 AC Nielsen Total US Convenience – 13 weeks ending 11/19/11 Monster not only extended its unit share lead over Red Bull, but also closed the value share gap with Red Bull. Monster value sales are up 22.3% versus category growth of 15.4% in the convenience & gas channel.1 Monster value sales per point of distribution are up 21.1% versus category growth of 15.4% in the convenience & gas channel.1

Energy Drink Category- Units Source: AC Nielsen Total US Scantrack Convenience – 4 Weeks Ending 11/19/11 MONSTER RED BULL ROCKSTAR 5 HR AMP NOS FULL THROTTLE

2011 Key Accomplishments- Units

- Monster Energy's Latest 13 week performance is outpacing the energy category growth in units by a wide margin.

	Category	Monster
All outlets combined excluding Walmart	+16.0%	+25.7%[1]
Convenience and gas channel	+15.8%	+25.3%[2]

- Monster Energy's innovation has been enthusiastically accepted by consumers, with Absolutely Zero and Rehab making up 4.7 unit share points of Monster Energy's 31.3 share points in the convenience & gas channel.[2]

- Monster Rehab, Tea + Energy, launched in April 2011, is already the #1 $ SKU in the RTD Tea Category in the convenience and gas channel[3]

- Monster Energy's original SKU is still growing at 16.1%, with sales per point of distribution growing at 14.1% in the convenience and gas channel.[2]

- Peace Tea is the #9 Brand in the convenience & gas channel in the RTD Tea category and has grown 22.2% over last year, making it a solid player in the RTD Tea Category.[3]

- Peace Tea secured Distribution in 2,550 Walmart stores in Q4 2011.

Sources: [1] AC Nielsen Total US All outlets– 13 weeks ending 11/19/11
[2] AC Nielsen Total US Convenience – 12 weeks ending 11/19/11
[3] AC Nielsen RTD Tea Total US convenience Q3- 2011 ending 10/11/11

Monster Marketing 2011 Champions BJ Baldwin 2011 Best in the Desert Champion Tucker Hibbert Sixth X Games Gold Medal Ryan Villopoto 2011 Supercross World Champion Ryan Villopoto 2011 AMA Motocross Champion Troy Bronson 2011 Junior Down Hill Mountain Bike World Champion Pro Circuit 2011 AMA Motocross 250cc Champs 2011 Supercross Lites, West Champs Jamie Bestwick Five Consecutive X Games Gold Medals Josh Hayes 2011 World Superbike Champion

2011 Key Athletes & Teams Valentino Rossi Moto GP Pro Circuit SX/MX Team Kawasaki Factory Team 2011 SX/MX Champion BMW Desert Race Team Michael Schumacher U.S Athletes World Wide Athletes Ken Block

Slash Korn Tommy Lee Guns N’ Roses Music

Tours

2011 Key Sponsorships

Digital Landscape Monster Energy’s Facebook page is the #8 most “Liked” page of all brands in the world with 12.77 million “Likes”1 Monster’s approach to social media centers on providing relevant content to target consumers. Monster utilizes facebook as a broadcast tool to interact with its fans on a daily basis broadcasting videos, photos and stories to 12.77 million fans. Sources: 1 CNBC.com The Worlds most “Liked” brands 12/18/11

Digital Landscape Twitter and YouTube are also used to broadcast relevant content to Monster Fans Twitter with 120K followers Monster’s YouTube Channel with 16 million views

TV Integration Rob Dyrdek’s Fantasy Factory - MTV DUB Magazine Project - MTV 2 Inside WestCoast Customs Discovery Channel HD Theater Rob Dyrdek’s Ridiculousness - MTV

Console Game Integration X Box & PlayStation Games Professional PC Gaming PC Based Gaming Tournaments Premier Video Gaming Team compete in U.S., Asia and Europe. Top Players in: - Street Fighter IV - StarCraft - World of Warcraft II - Counter Strike Video Gaming

Motor Sports- New Initiatives

Activating at Retail 2011 Build Your West Coast Customs Dream Car Road Trip with Wee Man Free Monster Gear Q1 Q2 Q3 Q4 Be a Monster VIP at Winter X

Activating at Retail 2012 T1 Rehab Las Vegas Pool Party Java Monster- Ultimate Costa Rican Adventure TBD T3 T2 Free Monster Gear Loyalty Program T2

Rehab April 2011: Q4 2011: Q1 2012

Current Energy Drink Consumers

Monster Rehab Consumers “I don’t normally like energy drinks but this tastes good, it’s different than I expected.” “My kid drinks green all the time, but I don’t like the taste. This is definitely one I would drink.”

“A non carbonated Monster finally, this is perfect for the summer heat” “Tea + Lemonade is like an Arnold Palmer, awesome!” “Wow, this doesn’t even taste like a Monster.” “This will go perfect with my sweet tea vodka!” We did note one negative comment from a soldier whose photograph appears on the next page. Monster Rehab Consumers

Monster Consumers

Monster M-3 M-3 Super Concentrate – 5.0 oz

New Products Q1 2012 Launch Ubermonster, Energy Brew – 16.9oz

Peace Tea Existing Line Up: * To be replaced with New Sku’s Early 2012 Single Serve Peace Tea with its #9 brand ranking in the convenience and gas channel has solidified itself as a credible category player.1 Consumer acceptance of Peace Tea single serve cans has facilated the introduction of multi-serve sku’s which offer higher margins. Multi-Serve Sources: 1 AC Nielson RTD Tea Total US convenience Q3 ending 10/1/11 * * *

Warehouse Division Highlights Increased profitability due in part to decreased promotion and other allowances Juice price increases to be implemented in 2012 Rationalized non-strategic lines and SKUs Updated Hansen’s Juice graphics and expanded offerings Expanded existing product lines: Hubert’s Strawberry Lemonade and Limeade flavors Junior Juice Coconut Water Twist aseptic boxes Blue Sky Recover Energy Hansen’s Sparkling Water line to be introduced in 2012 New product lines: Hubert’s Half&Half Lemonade Teas Angeleno Aguas Frescas Acquired PRE digestive health probiotic brand

Hansen’s Natural 64oz Juices Updated Hansen’s Natural Juices Hansen’s Natural 100% Juice Boxes

Emerging Category Innovation Hubert’s Half&Half Lemonade Tea PRE Probiotic Beverages Angeleno Aguas Frescas

Net Sales ($ in millions) 42.3% CAGR to December 2010 2003 2004 2005 2006 2007 2008 2009 2010 YTD 9/30/11 9 Months $110.4 $180.3 $348.9 $605.8 $904.5 $1,033.8 $1,143.3 $1,303.9 $1,293.3

Reported Operating Income ($ in millions) 2003 2004 2005 2006 2007 2008 2009 2010 YTD 9/30/11 9 Months $9.8 $33.9 $103.4 $158.6 $231.0 $163.6 $337.3 $347.8 $353.0

Adjusted Operating Income ("OI") ($ in millions)

* Adjusted operating income is a non-GAAP financial measure that includes adjustments for termination costs to prior distributors and for professional service fees, net of insurance reimbursements, associated with the review of stock option grants and granting practices, related litigation and other related matters. Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency relat0ed to our ongoing operations. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the table below.


66.4% CAGR
to December 2010
$9.8
$33.9
$103.4
$175.1
$256.0
$281.5
$334.5
$346.0
$353.5
2003
2004
2005
2006
2007
2008
2009
2010
YTD
9/30/11

	2003	2004	2005	2006	2007	2008	2009	2010	9 Months
Reported OI	$9.8	$33.9	$103.4	$158.6	$231.0	$163.6	$337.3	$347.8	$353.0
*Adjustments	-			16.5	25.0	117.9	- 2.8	- 1.8	0.5
Adjusted OI	$9.8	$33.9	$103.4	$175.1	$256.0	$281.5	$334.5	$346.0	$353.5

Reported Net Income ($ in millions) 2003 2004 2005 2006 2007 2008 2009 2010 YTD 9/30/11 9 Months $5.9 $20.4 $62.8 $97.9 $149.4 $108.0 $208.70 $212.0 $221.7

Reported Diluted Earnings Per Share 2003 2004 2005 2006 2007 2008 2009 2010 YTD 9/30/11 9Months $0.07 $0.22 $0.65 $0.99 $1.51 $1.11 $2.21 $2.28 $2.37

Balance Sheet Highlights ($ in thousands) September 30, 2011 December 31, 2010 Percentage Change Cash and cash equivalents $ 287,157 $ 354,842 -19% Investments: Short-term investments $ 412,255 $ 244,649 69% Long-term investments $ 26,689 $ 44,189 -40% Total Investments $ 438,944 $ 288,838 52% Total cash and investments $ 726,101 $ 643,680 13% Trade accounts receivable, net $ 139,033 $ 101,222 37% Inventories $ 164,481 $ 153,241 7% Current liabilities $ 165,929 $ 128,834 29% Deferred revenue $ 119,953 $ 124,899 -4% Total stockholders’ equity $ 932,546 $ 828,398 13% Shares repurchased during period 2,131,000 625,000 (9 Months to September 30, 2011, 12 months to December 31, 2010)

3rd Quarter Results (in millions except per share data) 3Q10 3Q11 $0.72 $0.88 Diluted EPS +23.3% 3Q10 3Q11 $ 66.5 $82.4 Net Income +23.9% 3Q10 3Q11 $381.5 $474.7 Net Sales +24.4% 3Q10 3Q11 $107.6 $132.1 3Q10 3Q11 Operating Income +22.8%

Proposed name change From: Hansen Natural Corporation To: Monster Beverage Corporation New NASDAQ Symbol: MNST Proposed Name Change